UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 15, 2009

Health Discovery Corporation
 (Exact name of registrant as specified in charter)

Georgia	333-62216	74--3002154
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 East Bryan Street, Suite #601, Savannah, GA  31401
(Address of principal executive offices / Zip Code)

912-443-1987
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) On September 15, 2009, Health Discovery Corporation (the “Company”) entered into an employment agreement with Mr. John A. Norris for his employment as Chief Operating Officer.

Mr. Norris brings more than 20 years of healthcare industry and consulting expertise to the Company.  He has advised the senior management of numerous global businesses in the life sciences, healthcare, pharma, diagnostics and healthcare-IT industries, among them Pfizer, Merck, Johnson & Johnson, Glaxo, the AMA, The Adventist Healthcare System, The Caritas Christi Healthcare System, and Partners Health Care System.  He also has extensive management experience, including leading the team responsible for the billion dollar turn-around and sale of laser-eye-surgery pioneer Summit Technology.  He received a B.A. in Economics from the University of Rochester, his M.B.A. and J.D. from Cornell University and a Certificate in Government from Harvard University, where he also taught for twelve years.  He is the founder and faculty-editor-in-chief of the American Journal of Law & Medicine, a leading healthcare policy, law, and regulation journal.  Mr. Norris will be responsible for business development, primarily creating new strategic partnerships, licenses and contracts to complement the company’s existing agreements with Quest Diagnostics, Abbott Molecular, Pfizer, Bruker and Clarient.

Mr. Norris’ employment agreement is attached to this Form 8-K as Exhibit 10.1.   The employment agreement has an initial term of four months, effective September 1, 2009.   Mr. Norris will receive a monthly salary of $10,000.   If Mr. Norris’ employment is terminated without Cause, as defined in the employment agreement, or if Mr. Norris terminates the employment agreement for Good Reason, as defined in the employment agreement, then Mr. Norris will receive as severance the amount of his base salary for the remainder of the term of the agreement.  If the employment agreement is otherwise terminated, Mr. Norris is not eligible to receive severance, and will only receive his base salary accrued up to the effective date of the termination and reimbursement of expenses, if any.  The employment agreement also generally provides that Mr. Norris will keep confidential information confidential and that he will not compete with us in our business nor solicit our customers or employees for a period of ninety days following termination of employment.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

10.1	Employment Agreement between the Company and John A. Norris, dated as of September 1, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTH DISCOVERY CORPORATION

Dated: September 18, 2009	By:	/s/ Stephen D. Barnhill, M.D.
Stephen D. Barnhill, M.D.
Chief Executive Officer

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